UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2026

authID Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40747	46-2069547
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1580 North Logan Street, Suite 660, Unit 51767

Denver, Colorado 80203

(Address of principal executive offices, including zip code)

(516) 274-8700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AUID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Backstop Commitment Agreement

On September 9, 2026, authID Inc. (the “Company”) entered into a Backstop Commitment Agreement (the “Backstop Agreement”) with certain holders of the Company’s outstanding senior secured debentures (each, a “Commitment Party” and, collectively, the “Commitment Parties”). The senior secured debentures (the “Senior Secured Debentures”) were issued pursuant to that certain Securities Purchase Agreement, dated as of April 29, 2026, by and between the Company and each purchaser named therein (the “April 2026 Purchase Agreement”), together with warrants to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issued to the holders of the Senior Secured Debentures in connection therewith (the “Existing Warrants”).

Backstop Commitment. Subject to the terms and conditions of the Backstop Agreement, each Commitment Party has agreed, severally and not jointly, to fund its pro rata share of an aggregate backstop commitment of up to (i) $300,000, if no funding transaction with a third-party strategic investor (or its affiliates) occurs prior to the Company’s next payroll cycle, or (ii) $500,000, if a funding transaction with a third-party strategic investor (or its affiliates) does occur, of which $300,000 may be drawn at any time (to the extent not previously drawn under clause (i)) and the remaining $200,000 may be drawn once fifty percent (50%) of the proceeds contemplated by the Company’s agreement with such third-party strategic investor have been utilized (the applicable amount, the “Backstop Amount”).

Funding Notice; Closing. The Company may call upon the backstop commitment by delivering a written funding notice to each Commitment Party specifying the aggregate amount to be funded by each Commitment Party, subject to the satisfaction or waiver of customary closing conditions. A total of $300,000 was funded on September 11, 2026.

Commitment Fee Warrants. As consideration for the backstop commitment, and effective upon execution of the Backstop Agreement regardless of whether the Backstop Amount is ultimately funded, the Company agreed to issue to the Commitment Parties, in proportion to their respective pro rata shares, an aggregate of 750,000 warrants to purchase shares of Common Stock (the “Commitment Fee Warrants”). The Commitment Fee Warrants have a term of five years from the date of issuance, are exercisable in whole or in part at any time during their term, are subject to customary adjustment for stock splits, stock dividends, recapitalizations and similar events, and have an exercise price of $0.57 per share.

Adjustment of Conversion Price of the Senior Secured Debentures. Effective upon execution of the Backstop Agreement, and regardless of whether the Backstop Amount is ultimately funded, the conversion price applicable to all Senior Secured Debentures issued pursuant to the April 2026 Purchase Agreement was fixed at the “Adjusted Conversion Price,” which is $0.38. This adjustment is to be made in accordance with the terms of the Senior Secured Debentures and the April 2026 Purchase Agreement and applies to all Senior Secured Debentures outstanding as of September 9, 2026, regardless of whether such holder is a Commitment Party under the Backstop Agreement, except that any Senior Secured Debenture held by a Director will not be convertible without prior stockholder approval.

Repricing of the Existing Warrants. Effective upon execution of the Backstop Agreement, and regardless of whether the Backstop Amount is ultimately funded, the exercise price of all Existing Warrants was reduced to $0.57 per share. The Existing Warrants previously had an exercise price of $1.50 per share. This adjustment is made in accordance with the terms of the April 2026 Purchase Agreement, except that the exercise price of any Existing Warrant held by a Director will not be adjusted without prior stockholder approval.

Backstop Debenture. If the Backstop Amount is funded in whole or in part, the Company will issue to the Commitment Parties, in proportion to their respective pro rata shares of the amount actually funded, a senior secured debenture in an aggregate principal amount equal to the amount funded (the “Backstop Debenture”). The Backstop Debenture will be effected by way of an amendment to the Commitment Parties’ respective Senior Secured Debentures. The Backstop Debenture will rank pari passu in right of payment and security with the Senior Secured Debentures (subject to the rights of the Strategic Partner described below), will be secured by the same collateral and on the same basis as the Senior Secured Debentures, will bear interest at the same rate as the Senior Secured Debentures, will have a maturity date coterminous with the Senior Secured Debentures and will be subject to the same covenants and events of default as the Senior Secured Debentures, in each case as modified by the Subordination Agreement described below. The Backstop Debenture will be exchangeable, at the option of the holder, into shares of Common Stock at the Adjusted Conversion Price.

Subordination Agreement. The Company has advised the Commitment Parties that it is proposing to enter into an interim finance agreement with a strategic partner (the “Strategic Partner”). Each Commitment Party has agreed that it will promptly enter into, execute and deliver, upon the Company’s request and subject to review by its counsel, an agreement subordinating its rights under the Senior Secured Debentures and related documents, and its rights under the Backstop Agreement, to the Strategic Partner, and providing certain related consents and waivers to the Company and the Strategic Partner (the “Subordination Agreement”).

Registration Rights. The Company agreed to file with the Securities and Exchange Commission (the “SEC”), within thirty days following execution of the Backstop Agreement, a registration statement covering the resale of the shares of Common Stock underlying the Backstop Debenture and the warrants issued pursuant to the Backstop Agreement, and to use commercially reasonable efforts to cause that registration statement to become effective within thirty days following the filing thereof. The Company is required to maintain the effectiveness of the registration statement until the earlier of the date on which all shares covered thereby have been sold and the date on which such shares may be sold without restriction pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).

Nasdaq Limitation. The Backstop Agreement provides that, in accordance with the terms of the April 2026 Purchase Agreement, the Senior Secured Debentures and the Existing Warrants, the aggregate number of shares of Common Stock issuable pursuant to (a) any security into which the Senior Secured Debentures may be converted or exchanged, (b) any fee shares issued under the April 2026 Purchase Agreement, (c) the Existing Warrants and (d) the Backstop Debenture and the Commitment Fee Warrants may not exceed 19.99% of the number of shares of Common Stock outstanding immediately prior to the date of the April 2026 Purchase Agreement, without stockholder approval in accordance with the applicable rules of The Nasdaq Stock Market LLC.

Other Terms. The Backstop Agreement contains customary representations, warranties and covenants of the Company and the Commitment Parties, and provides for indemnification by the Company of the Commitment Parties and their related persons for losses arising out of the Company’s breach of the Backstop Agreement, third-party claims relating to the transactions contemplated thereby and the Company’s failure to comply with applicable law in connection therewith. The Backstop Agreement is governed by the laws of the State of New York.

The foregoing descriptions of the Backstop Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Backstop Agreement a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Commitment Fee Warrants, the shares of Common Stock issuable upon exercise of the Commitment Fee Warrants, the Backstop Debenture (if and when issued) and the shares of Common Stock issuable upon exchange of the Backstop Debenture were, or will be, issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder. Each Commitment Party represented to the Company that it is an “accredited investor” as defined in Rule 501(a) of Regulation D, that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and that it is acquiring the securities for its own account for investment purposes and not with a view toward distribution in violation of the Securities Act. The securities were offered and sold without any general solicitation or general advertising, and the certificates or instruments representing the securities will bear a legend restricting transfer absent registration or an applicable exemption.

The adjustment of the conversion price of the Senior Secured Debentures and the reduction of the exercise price of the Existing Warrants described in Item 1.01 were effected in reliance upon the same exemption.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Form of Backstop Commitment Agreement, dated as of September 9, 2026, by and among authID Inc. and the Commitment Parties identified therein.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules, exhibits and similar attachments, and certain personally identifiable information appearing on the signature pages, have been omitted pursuant to Item 601(a)(5) and Item 601(a)(6) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the availability and funding of the backstop commitment, the anticipated interim finance agreement with the Strategic Partner and the Subordination Agreement, the issuance and terms of the Backstop Debenture, the Company’s intended registration of the resale of the underlying shares, and the Company’s liquidity and capital resources. These statements are based on the Company’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including that the Company may not satisfy the conditions to funding, that no transaction with a third-party strategic investor may be consummated, that the backstop commitment may be insufficient to meet the Company’s near-term liquidity needs, that the Company’s ability to issue shares is limited by the Nasdaq limitation described above absent stockholder approval, that the registration statement may not be filed or declared effective within the contemplated timeframes, and the risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and its subsequent periodic reports filed with the SEC. Except as required by law, the Company undertakes no obligation to update any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2026	authID Inc.

	By:	/s/ Thomas R. Szoke
	Name:	Thomas R. Szoke
	Title:	Chief Executive Officer

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